EXHIBIT 4



                                 CSW CREDIT, INC.
                       AVERAGE MONTH END ACCOUNTS RECEIVABLE
                         USING TEMPORARY RELIEF PROVISIONS
                                    (thousands)



                            Twelve Months     Twelve Months      Twelve Months
                                Ended             Ended              Ended
                           April 30, 1997      May 31, 1997      June 30, 1997
                           ----------------   ---------------    ---------------
  AFFILIATES
----------------
CPL                       $    130,157          $ 128,618            $   126,003
PSO                             86,408             86,065                 85,224
SWEPCO                          97,403             98,944                 99,912
WTU                             36,983             36,844                 36,451
                            ----------------   ---------------   ---------------

       Total Affiliates:   $   350,951          $ 350,471            $   347,590

                            ----------------   ---------------   ---------------

NON-AFFILIATES
----------------
TX-NM POWER                $    33,196          $  32,838            $    32,605
HLP                            352,082            351,244                350,941
                            ----------------   ---------------   ---------------

   Total Non-Affiliates    $   385,278          $ 384,082            $   383,546
                            ----------------   ---------------   ---------------




                                BAD DEBT WRITE-OFFS
                                    (thousands)


                            April 30, 1997      May 31, 1997     June 30, 1997
                            ----------------   ---------------   ---------------

NON-AFFILIATES
----------------
TX-NM POWER                 $       134         $      87        $            92
HLP                                 350               506                    488
                            ----------------   ---------------   ---------------
  Total Non-Affiliates:     $       484         $     593        $           580
                            ----------------   ---------------   ---------------